News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
SECOND QUARTER 2016 RESULTS

•	Net income per diluted share for the quarter of $0.58.

•	Adjusted net income per diluted share for the quarter of $0.67.

•	Net income per diluted share for the quarter up 35% over first quarter 2016.

•	Adjusted net income per diluted share for the quarter up 31% over first quarter 2016.

•	Total revenue for the quarter of $4.4 billion, up 24% over second quarter 2015.

•	Aggregate membership up 26% over second quarter 2015.

Long Beach, California (July 27, 2016) – Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the second quarter of 2016.
“The results we have reported today reflect meaningful progress from the first quarter of 2016,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc. “Last quarter, we identified specific improvements that we needed to make to our operations. Today’s announcement demonstrates that we are making good headway with this work. The issues we identified in Ohio and Texas in the first quarter are substantially resolved, and work in Puerto Rico is well under way.”
Update on Financial Performance
Second Quarter 2016 Compared With First Quarter 2016
Second quarter 2016 financial performance improved significantly when compared with the first quarter of 2016. Earnings per diluted share increased to $0.58 in the second quarter of 2016 from $0.43 in the first quarter. Adjusted earnings per diluted share increased to $0.67 in the second quarter of 2016 from $0.51 in the first quarter.
Higher profitability in the second quarter was primarily the result of improvements at the Ohio and Texas health plans. The medical care ratio of the Ohio health plan decreased to 89.7% in the second quarter of 2016 from 92.0% in the first quarter. The medical care ratio of the Texas health plan decreased to 78.5% in the second quarter of 2016 from 92.8% in the first quarter. Even without the benefit of out-of-period quality revenue adjustments discussed below, the medical care ratio of the Texas health plan would have been approximately 85.3% in the second quarter, still well under the 92.8% medical care ratio reported in the first quarter.
In total, out-of-period adjustments related to 2015 dates of service were not significant to second quarter performance. Out-of-period adjustments were significant, however, on a geographic and program basis. Out-

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MOH Reports Second Quarter 2016 Results

July 27, 2016

of-period adjustments were the result of changes in accounting estimates made as new information became available to the Company. The table below will help the reader to understand the discussion that follows.

Summary of Significant Out-of-Period Adjustments Affecting 2016 Financial Results
	Three Months Ended		Six Months Ended
	June 30, 2016		June 30, 2016
	(In millions, except per diluted share amounts)
	Amount	Per Diluted Share	Amount	Per Diluted Share
Marketplace adjustments for 2015 dates of service	$(37)	$(0.42)	$(68)	$(0.76)
Texas quality revenue adjustment for 2014/2015 dates of service	44	0.50	44	0.49
Texas quality revenue adjustment for 1Q 2016 dates of service	7	0.08	N/A	N/A
Puerto Rico premium revenue adjustment for 2015 dates of service	(11)	(0.12)	(11)	(0.12)
Florida premium revenue adjustment for 2014/2015 dates of service	—	—	18	0.20
Total out-of-period adjustments, net	$3	$0.04	$(17)	$(0.19)
Out-of-period adjustments increased pretax income by approximately $3 million (or approximately $0.04 per diluted share) in the second quarter of 2016. Specifically:

•
Adjustments related to 2015 dates of service reduced Marketplace pretax income by approximately $37 million (or approximately $0.42 per diluted share) in the second quarter. On June 30, 2016, the Centers for Medicare and Medicaid Services released the final update on risk adjustment and reinsurance payments for the 2015 benefit year, and we adjusted our accruals accordingly.

•
During the second quarter, we were informed by the Texas Department of Health and Human Services that it will not recoup any quality revenue for calendar years 2014, 2015, and 2016. Therefore, we recognized previously deferred quality revenue amounting to approximately $51 million (or approximately $0.58 per diluted share) in the second quarter of 2016. Of the $51 million adjustment, $44 million related to 2015 and 2014 dates of service, and $7 million related to the first quarter of 2016.

•
Reductions to revenue previously recorded for 2015 dates of service in Puerto Rico decreased pretax income by approximately $11 million (or approximately $0.12 per diluted share) in the second quarter.

Understanding the First Half of 2016
We reported pretax income of $144 million for the first half of 2016. These results were affected by several out-of-period adjustments related to dates of service in 2015 and 2014. In total, these adjustments reduced pretax income in the first half of 2016 by approximately $17 million (or approximately $0.19 per diluted share). Specifically:

•
Adjustments related to 2015 dates of service reduced Marketplace pretax income by approximately $68 million (or approximately $0.76 per diluted share) in the first half of 2016. We now estimate that the medical care ratio for our Marketplace program for all of 2015 was approximately 80%. Through June 30, 2016, the medical care ratio of our Marketplace program for months of service in the first half of 2016 alone (exclusive of out-of-period adjustments) was approximately 78%.

•
As described above, the recognition of Texas quality revenue associated with calendar years 2014 and 2015 increased pretax income in the first half of 2016 by approximately $44 million (or approximately $0.49 per diluted share).

•	Also as noted above, reductions to 2015 premium revenue in Puerto Rico reduced pretax income by approximately $11 million (or approximately $0.12 per diluted share) in the first half of 2016.

•
Retroactive adjustments to premium revenue in Florida for dates of service in 2014 and 2015 increased pretax income by approximately $18 million (or approximately $0.20 per diluted share) in the first half

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MOH Reports Second Quarter 2016 Results

July 27, 2016

of 2016. Prior to reporting first quarter 2016 results, we were informed by the Florida Agency for Health Care Administration that we were due a retroactive increase to Medicaid premium revenue relating to dates of service prior to 2016. We reported this development in our first quarter 2016 results.
Net Income per Share Guidance
Our net income per share guidance for fiscal year 2016 remains unchanged. We expect the following factors, among others, to affect our financial performance in the second half of 2016:

•	The ultimate savings to be realized from various cost savings initiatives and the speed at which such savings will be realized.

•
Medicaid rate increases (excluding Medicaid Expansion) of approximately 3.0% in California (effective July 1, 2016); approximately 2.5% in Puerto Rico (effective July 1, 2016); and approximately 3.0% in Texas (effective September 1, 2016). All rate changes are consistent with our previous expectations.

•
Medicaid Expansion rate decreases of approximately 11.0% in California (effective July 1, 2016) and approximately 2.0% in Ohio (effective July 1, 2016). All rate changes are consistent with our previous expectations.

•	The implementation of a medical care ratio floor of 86.0% for the South Carolina Medicaid program effective July 1, 2016.

•
Declining margins for our Marketplace business during the second half of 2016 due to normal membership attrition; the addition of higher cost members through the special enrollment process; higher costs as members reach the limits of the cost-sharing provisions of their insurance coverage; and increasing utilization as members become more engaged with our care networks. This is consistent with our previous expectations.

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare's second quarter results at 5:00 p.m. Eastern time on Wednesday, July 27, 2016. The number to call for the interactive teleconference is (212) 271-4651. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Wednesday, July 27, 2016, through 6:00 p.m. Eastern Time on Thursday, July 28, 2016, by dialing (800) 633-8284 and entering confirmation number 21812476. A live audio broadcast of Molina Healthcare’s conference call will be available on our website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 4.2 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

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MOH Reports Second Quarter 2016 Results

July 27, 2016

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding our plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•	the success of our profit improvement and cost-cutting initiatives;

•
uncertainties and evolving market and provider economics associated with the implementation of the Affordable Care Act (the “ACA”), the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	management of our medical costs, including our ability to reduce over time the high medical costs commonly associated with new patient populations;

•
our ability to predict with a reasonable degree of accuracy utilization rates, including utilization rates in new plans, geographies, and programs where we have less experience with patient and provider populations, and also including utilization rates associated with seasonal flu patterns or other newly emergent diseases;

•
our ability to manage growth, including maintaining and creating adequate internal systems and controls relating to authorizations, approvals, provider payments, and the overall success of our care management initiatives designed to control costs;

•
our receipt of adequate premium rates to support increasing pharmacy costs, including costs associated with specialty drugs and costs resulting from formulary changes that allow the option of higher-priced non-generic drugs;

•	our ability to operate profitably in an environment where the trend in premium rate increases lags behind the trend in increasing medical costs;

•
the interpretation and implementation of federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and risk adjustment provisions;

•	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures, and our ability to recognize revenue amounts associated therewith;

•
the interpretation and implementation of state contract performance requirements regarding the achievement of certain quality measures, and our ability to avoid liquidated damages associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•
the success of our health plan in Puerto Rico, including the resolution of the Puerto Rico debt crisis, payment of all amounts due under our Medicaid contract, the effect of the newly enacted PROMESA law, and our efforts to better manage the health care costs of our Puerto Rico health plan;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of all amounts due to our Illinois health plan;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•
subsequent adjustments to reported premium revenue based upon subsequent developments or new information, including changes to estimated amounts due to or receivable from CMS under the ACA's “three R’s” marketplace premium stabilization programs;

•	efforts by states to recoup previously paid amounts, including our dispute with the state of New Mexico related to reimbursement for retroactively enrolled members in 2014;

•	the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•	the continuation and renewal of the government contracts of our health plans, Molina Medicaid Solutions, and Pathways, and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•	the effect on our Los Angeles County subcontract of Centene Corporation’s acquisition of Health Net Inc.;

•
the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments, including but not limited to the deductibility of certain compensation costs;

•	newly emergent viruses or widespread epidemics, including the Zika virus, public catastrophes or terrorist attacks, and associated public alarm;

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MOH Reports Second Quarter 2016 Results

July 27, 2016

•	changes in general economic conditions, including unemployment rates;

•	the sufficiency of our funds on hand to pay the amounts due upon conversion of our outstanding notes;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in our periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of July 27, 2016, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollar amounts in millions, except net income per share)
Revenue:
Premium revenue	$4,029	$3,304	$8,024	$6,275
Service revenue	135	47	275	99
Premium tax revenue	109	95	218	190
Health insurer fee revenue	76	74	166	122
Investment income	8	4	16	7
Other revenue	2	1	3	3
Total revenue	4,359	3,525	8,702	6,696
Operating expenses:
Medical care costs	3,594	2,929	7,182	5,565
Cost of service revenue	116	33	243	69
General and administrative expenses	351	287	691	543
Premium tax expenses	109	95	218	190
Health insurer fee expenses	50	40	108	81
Depreciation and amortization	34	25	66	50
Total operating expenses	4,254	3,409	8,508	6,498
Operating income	105	116	194	198
Interest expense	25	15	50	30
Income before income tax expense	80	101	144	168
Income tax expense	47	62	87	101
Net income	$33	$39	$57	$67

Diluted net income per share	$0.58	$0.72	$1.01	$1.29

Diluted weighted average shares outstanding	55.5	53.9	56.3	52.0

Operating Statistics:
Medical care ratio (1)	89.2%	88.7%	89.5%	88.7%
General and administrative expense ratio (2)	8.1%	8.1%	7.9%	8.1%
Premium tax ratio (1)	2.6%	2.8%	2.6%	2.9%
Effective tax rate	59.8%	61.3%	60.7%	60.1%
Net profit margin (2)	0.7%	1.1%	0.7%	1.0%
____________

(1)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue.

(2)	Computed as a percentage of total revenue.

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(Unaudited)
	(Amounts in millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,345	$2,329
Investments	1,968	1,801
Receivables	1,012	597
Income taxes refundable	23	13
Prepaid expenses and other current assets	197	192
Derivative asset	—	374
Total current assets	5,545	5,306
Property, equipment, and capitalized software, net	448	393
Deferred contract costs	80	81
Intangible assets, net	146	122
Goodwill	611	519
Restricted investments	107	109
Deferred income taxes	—	18
Derivative asset	226	—
Other assets	39	28
	$7,202	$6,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,766	$1,685
Amounts due government agencies	1,238	729
Accounts payable and accrued liabilities	537	362
Deferred revenue	104	223
Current portion of long-term debt	1	449
Derivative liability	—	374
Total current liabilities	3,646	3,822
Senior notes	1,428	962
Lease financing obligations	198	198
Deferred income taxes	25	—
Derivative liability	226	—
Other long-term liabilities	38	37
Total liabilities	5,561	5,019
Stockholders’ equity:
Common stock, $0.001 par value; 150 shares authorized; outstanding: 57 shares at June 30, 2016 and 56 shares at December 31, 2015	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	822	803
Accumulated other comprehensive gain (loss)	4	(4)
Retained earnings	815	758
Total stockholders’ equity	1,641	1,557
	$7,202	$6,576

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Amounts in millions)
Operating activities:
Net income	$33	$39	$57	$67
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45	29	89	62
Deferred income taxes	9	6	39	7
Share-based compensation	9	3	16	9
Amortization of convertible senior notes and lease financing obligations	7	8	15	15
Other, net	5	6	11	9
Changes in operating assets and liabilities:
Receivables	(149)	(140)	(415)	(35)
Prepaid expenses and other assets	59	40	(143)	(97)
Medical claims and benefits payable	(173)	44	82	292
Amounts due government agencies	328	203	509	298
Accounts payable and accrued liabilities	(58)	(31)	147	158
Deferred revenue	10	(112)	(119)	(138)
Income taxes	14	(1)	(10)	1
Net cash provided by operating activities	139	94	278	648

Investing activities:
Purchases of investments	(363)	(555)	(974)	(993)
Proceeds from sales and maturities of investments	464	286	812	541
Purchases of property, equipment, and capitalized software	(56)	(41)	(102)	(66)
Change in restricted investments	9	(9)	5	(14)
Net cash paid in business combinations	(6)	—	(8)	(8)
Other, net	(7)	(10)	(6)	(17)
Net cash provided by (used in) investing activities	41	(329)	(273)	(557)

Financing activities:
Proceeds from common stock offering, net of issuance costs	—	373	—	373
Proceeds from employee stock plans	10	7	10	8
Other, net	(1)	(1)	1	3
Net cash provided by financing activities	9	379	11	384
Net increase in cash and cash equivalents	189	144	16	475
Cash and cash equivalents at beginning of period	2,156	1,870	2,329	1,539
Cash and cash equivalents at end of period	$2,345	$2,014	$2,345	$2,014

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
We use two non-GAAP financial measures as supplemental metrics in evaluating our financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing our performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). We believe that EBITDA is particularly helpful in assessing our ability to meet the cash demands of our operating units. The following table reconciles net income, which we believe to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Amounts in millions)
Net income	$33	$39	$57	$67
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	39	29	76	58
Interest expense	25	15	50	30
Income tax expense	47	62	87	101
EBITDA	$144	$145	$270	$256
The second of these non-GAAP measures is adjusted net income (including adjusted net income per diluted share). We believe that adjusted net income per diluted share is very helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles. The following table reconciles net income, which we believe to be the most comparable GAAP measure, to adjusted net income.

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	(In millions, except per diluted share amounts)
	Amount	Per share	Amount	Per share	Amount	Per share	Amount	Per share
Net income	$33	$0.58	$39	$0.72	$57	$1.01	$67	$1.29
Adjustment, net of tax:
Amortization of intangible assets	5	0.09	3	0.05	10	0.17	6	0.10
Adjusted net income	$38	$0.67	$42	$0.77	$67	$1.18	$73	$1.39

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	June 30,	March 31,	December 31,	June 30,
	2016	2016	2015	2015
Ending Membership by Health Plan:
California	680,000	676,000	620,000	593,000
Florida	565,000	576,000	440,000	348,000
Illinois	201,000	206,000	98,000	101,000
Michigan	393,000	399,000	328,000	260,000
New Mexico	251,000	246,000	231,000	225,000
Ohio	341,000	336,000	327,000	332,000
Puerto Rico	336,000	339,000	348,000	361,000
South Carolina	105,000	102,000	99,000	114,000
Texas	367,000	380,000	260,000	266,000
Utah	151,000	151,000	102,000	92,000
Washington	709,000	672,000	582,000	553,000
Wisconsin	134,000	137,000	98,000	107,000
	4,233,000	4,220,000	3,533,000	3,352,000
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF), CHIP(1)	2,500,000	2,485,000	2,312,000	2,180,000
Medicaid Expansion	654,000	632,000	557,000	475,000
Marketplace	597,000	630,000	205,000	261,000
Aged, Blind or Disabled (ABD)	387,000	380,000	366,000	353,000
Medicare-Medicaid Plan (MMP) - Integrated	51,000	50,000	51,000	39,000
Medicare Special Needs Plans	44,000	43,000	42,000	44,000
	4,233,000	4,220,000	3,533,000	3,352,000
_______________________

(1)	CHIP stands for Children’s Health Insurance Program.

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2.0	$554	$268.95	$493	$239.63	89.1%	$61
Florida	1.8	464	273.90	426	251.69	91.9	38
Illinois	0.6	154	256.17	137	227.71	88.9	17
Michigan	1.2	369	312.18	334	282.86	90.6	35
New Mexico	0.8	342	451.72	305	403.52	89.3	37
Ohio	1.0	483	473.91	433	424.87	89.7	50
Puerto Rico	1.0	170	169.04	175	173.49	102.6	(5)
South Carolina	0.3	87	277.22	71	226.27	81.6	16
Texas	1.1	635	571.14	499	448.23	78.5	136
Utah	0.5	110	240.26	106	233.12	97.0	4
Washington	2.1	559	264.40	500	236.32	89.4	59
Wisconsin	0.4	99	244.88	96	235.88	96.3	3
Other(3)	—	3	—	19	—	—	(16)
	12.8	$4,029	$316.72	$3,594	$282.54	89.2%	$435

	Three Months Ended June 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.7	$503	$285.14	$459	$259.85	91.1%	$44
Florida	1.1	257	244.35	217	205.97	84.3	40
Illinois	0.3	102	337.55	98	325.91	96.6	4
Michigan	0.8	237	307.27	200	258.67	84.2	37
New Mexico	0.7	322	466.46	276	400.27	85.8	46
Ohio	1.1	509	510.30	432	433.75	85.0	77
Puerto Rico	1.1	194	179.33	184	170.32	95.0	10
South Carolina	0.4	93	276.36	67	196.92	71.3	26
Texas	0.8	512	635.74	468	581.42	91.5	44
Utah	0.2	80	288.60	72	258.88	89.7	8
Washington	1.6	410	249.39	371	225.46	90.4	39
Wisconsin	0.3	75	233.15	56	175.62	75.3	19
Other(3)	—	10	—	29	—	—	(19)
	10.1	$3,304	$328.96	$2,929	$291.65	88.7%	$375
____________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Six Months Ended June 30, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	4.0	$1,095	$271.14	$962	$238.30	87.9%	$133
Florida	3.4	953	284.53	839	250.58	88.1	114
Illinois	1.2	303	261.43	269	232.06	88.8	34
Michigan	2.4	756	316.18	681	285.13	90.2	75
New Mexico	1.5	678	450.62	601	399.17	88.6	77
Ohio	2.0	971	481.44	882	437.35	90.8	89
Puerto Rico	2.0	351	172.98	349	171.95	99.4	2
South Carolina	0.6	171	276.61	138	223.58	80.8	33
Texas	2.2	1,255	575.87	1,074	492.65	85.5	181
Utah	0.9	224	252.08	208	234.46	93.0	16
Washington	4.1	1,065	260.05	958	233.84	89.9	107
Wisconsin	0.8	196	247.57	188	236.92	95.7	8
Other(3)	—	6	—	33	—	—	(27)
	25.1	$8,024	$320.17	$7,182	$286.57	89.5%	$842

	Six Months Ended June 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	3.4	$1,014	$294.85	$911	$264.97	89.9%	$103
Florida	2.0	568	291.33	498	255.45	87.7	70
Illinois	0.6	206	339.72	188	309.66	91.2	18
Michigan	1.5	457	298.87	385	251.57	84.2	72
New Mexico	1.4	636	462.62	568	413.48	89.4	68
Ohio	2.1	1,024	498.96	845	412.05	82.6	179
Puerto Rico	1.1	194	179.33	184	170.32	95.0	10
South Carolina	0.7	184	271.35	141	206.88	76.2	43
Texas	1.6	894	565.45	820	518.60	91.7	74
Utah	0.5	157	289.42	146	268.72	92.8	11
Washington	3.2	786	245.22	723	225.47	91.9	63
Wisconsin	0.6	135	216.85	105	168.58	77.7	30
Other(3)	—	20	—	51	—	—	(31)
	18.7	$6,275	$336.21	$5,565	$298.18	88.7%	$710
____________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended June 30, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.5	$1,302	$173.57	$1,202	$160.26	92.3%	$100
Medicaid Expansion	1.9	742	378.19	634	323.56	85.6	108
Marketplace	1.8	373	206.88	323	178.79	86.4	50
ABD	1.2	1,168	991.38	1,038	881.80	88.9	130
MMP	0.2	315	2,093.29	270	1,792.78	85.6	45
Medicare	0.2	129	997.44	127	974.30	97.7	2
	12.8	$4,029	$316.72	$3,594	$282.54	89.2%	$435

	Three Months Ended June 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	6.5	$1,169	$178.38	$1,063	$162.24	91.0%	$106
Medicaid Expansion	1.4	582	419.67	474	341.67	81.4	108
Marketplace	0.8	161	204.22	90	113.21	55.4	71
ABD	1.1	1,053	984.99	947	885.84	89.9	106
MMP	0.1	198	1,784.30	214	1,934.40	108.4	(16)
Medicare	0.2	141	1,059.90	141	1,062.71	100.3	—
	10.1	$3,304	$328.96	$2,929	$291.65	88.7%	$375

	Six Months Ended June 30, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	14.9	$2,626	$176.00	$2,400	$160.85	91.4%	$226
Medicaid Expansion	3.8	1,421	371.82	1,208	316.13	85.0	213
Marketplace	3.4	782	228.19	657	191.62	84.0	125
ABD	2.4	2,280	976.58	2,079	890.71	91.2	201
MMP	0.3	655	2,157.55	587	1,932.73	89.6	68
Medicare	0.3	260	1,013.04	251	977.35	96.5	9
	25.1	$8,024	$320.17	$7,182	$286.57	89.5%	$842

	Six Months Ended June 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	12.0	$2,141	$177.93	$1,960	$162.89	91.6%	$181
Medicaid Expansion	2.7	1,089	409.29	867	325.84	79.6	222
Marketplace	1.4	355	258.66	246	179.15	69.3	109
ABD	2.1	1,993	940.23	1,810	853.56	90.8	183
MMP	0.2	423	1,986.04	413	1,942.20	97.8	10
Medicare	0.3	274	1,036.95	269	1,020.01	98.4	5
	18.7	$6,275	$336.21	$5,565	$298.18	88.7%	$710
_____________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of our medical care costs for the periods indicated:

	Three Months Ended June 30,
	2016			2015
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,620	$206.01	72.9%	$2,103	$209.34	71.8%
Pharmacy	529	41.59	14.7	392	39.01	13.3
Capitation	304	23.87	8.5	248	24.72	8.5
Direct delivery	18	1.39	0.5	27	2.78	1.0
Other	123	9.68	3.4	159	15.80	5.4
	$3,594	$282.54	100.0%	$2,929	$291.65	100.0%

	Six Months Ended June 30,
	2016			2015
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$5,357	$213.77	74.6%	$4,051	$217.05	72.8%
Pharmacy	1,054	42.05	14.7	743	39.81	13.4
Capitation	599	23.87	8.3	465	24.90	8.3
Direct delivery	34	1.36	0.5	54	2.93	1.0
Other	138	5.52	1.9	252	13.49	4.5
	$7,182	$286.57	100.0%	$5,565	$298.18	100.0%

The following table provides the details of our medical claims and benefits payable as of the dates indicated:

	June 30,	December 31,
	2016	2015
Fee-for-service claims incurred but not paid (IBNP)	$1,292	$1,191
Pharmacy payable	103	88
Capitation payable	37	140
Other (1)	334	266
	$1,766	$1,685
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which we act as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact our consolidated statements of income. As of June 30, 2016 and December 31, 2015, we had recorded non-risk provider payables of approximately $191 million and $167 million, respectively.

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MOH Reports Second Quarter 2016 Results

July 27, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions, except per-member amounts)

Our claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. Our reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

			Year Ended
	Six Months Ended June 30,		December 31,
	2016	2015	2015

Medical claims and benefits payable, beginning balance	$1,685	$1,201	$1,201
Components of medical care costs related to:
Current period	7,371	5,703	11,935
Prior period	(189)	(138)	(141)
Total medical care costs	7,182	5,565	11,794

Change in non-risk provider payables	24	14	48
Payments for medical care costs related to:
Current period	5,885	4,449	10,448
Prior period	1,240	839	910
Total paid	7,125	5,288	11,358
Medical claims and benefits payable, ending balance	$1,766	$1,492	$1,685

Benefit from prior period as a percentage of:
Balance at beginning of period	11.3%	11.5%	11.8%
Premium revenue, trailing twelve months	1.3%	1.2%	1.1%
Medical care costs, trailing twelve months	1.4%	1.4%	1.2%

Fee-For-Service Claims Data:
Days in claims payable, fee for service	48	49	48
Number of members at end of period	4,233,000	3,352,000	3,533,000
Number of claims in inventory at end of period	530,900	463,200	380,800
Billed charges of claims in inventory at end of period	$1,279	$905	$816
Claims in inventory per member at end of period	0.13	0.14	0.11
Billed charges of claims in inventory per member at end of period	$302.06	$269.93	$230.91
Number of claims received during the period	26,279,000	18,679,000	40,173,300
Billed charges of claims received during the period	$31,649	$21,505	$46,211

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